EXHIBIT 15.2

AUDIT | ACCOUNTING | TAX | ADVISORY

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Directors,

Dunxin Financial Holdings Limited

We hereby consent to the incorporation by reference in Registration Statements on Form F-3 (333-264179) and Form S-8 (333-266073) of our report dated May 15, 2023 relating to consolidated financial statements of Company for the year ended December 31, 2022, which report appears in the annual report on Form 20-F of Dunxin Financial Holdings Limited for the financial year ended December 31, 2022.

/s/ Enrome LLP

Enrome LLP

Singapore

May 15, 2023